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EXHIBIT 21.1 SUBSIDIARY LIST

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
Laidlaw International, Inc.                                          Delaware
  Laidlaw Transportation, Inc.                                       Delaware
    Laidlaw Transit Holdings, Inc.                                   Delaware
     Laidlaw Transit, Inc.                                           Delaware
        Allied Bus Sales, Inc.                                       Indiana
        Chatham Coach Lines, Inc.                                    Delaware
        Laidlaw Transit Management Company, Inc.                     Pennsylvania
     Laidlaw Transit Services, Inc.                                  Delaware
        SuTran, Inc.                                                 South Dakota
        Van Tran of Tucson, Inc.                                     Arizona
        Safe Ride Services, Inc.                                     Arizona
    Laidlaw Medical Holdings, Inc.                                   Delaware
     American Medical Response, Inc.                                 Delaware
     [subsidiaries on separate page]
     EmCare Holdings Inc.& subsidiaries                              Delaware
        EmCare, Inc.                                                 Delaware
    Laidlaw Transportation Holdings, Inc.                            Delaware
     Greyhound Lines, Inc.                                           Delaware
     [subsidiaries on separate page]
     Hotard Coaches, Inc.                                            Louisiana
        Gray Line of New Orleans, Inc. (50%)                         Louisiana
        Mississippi Coast Limousine, Inc.                            Mississippi
     Interstate Leasing, Inc.                                        Mississippi
    Concorde Adjusters, Inc.                                         Delaware
    Laidlaw Transportation Management, Inc.                          Ohio
    National Insurance and Indemnity Corporation                     Vermont
    Laidlaw USA, Inc.                                                New York
  Laidlaw International Finance Corporation                          Ireland
  American National Insurance Corporation                            Barbados
    First Transportation Indemnity Ltd.                              Barbados
    FTI Management Ltd.                                              Barbados
  Greyhound Canada Transportation Corp.                              Ontario
    A-1 Bus Line Pick-Up Ltd.                                        British Columbia
    GCTC Leasing Ltd.                                                Alberta
    Gray Coach Travel Inc.                                           Ontario
    Gray Line of Vancouver Holdings Ltd.                             Canada
     Gray Line Vacations Ltd.                                        British Columbia
    Greyhound Courier Express Ltd.                                   British Columbia
    Marguerite Tours Ltd.                                            British Columbia
    Penetang-Midland Coach Lines Limited                             Ontario
    The Gray Line of Victoria Ltd.                                   Canada
     British Double Decker Tours Ltd.                                British Columbia
     Northland Bus Lines Ltd.                                        British Columbia
     The Victoria Trolley Company Ltd.                               British Columbia
     Victoria Tours Limited                                          British Columbia
     518841 Alberta Inc.                                             Alberta
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
     367756 Alberta Inc.                                             Alberta
    3765105 Canada Inc.                                              Canada
  Laidlaw Transit Ltd.                                               Ontario
    331001 Alberta Ltd.                                              Alberta
     Barrel Taxi Ltd.                                                Alberta
     Checker Cabs (Edmonton) Inc.                                    Alberta
    Autobus Transco (1988) Inc.                                      Quebec
    Capital Bus Sales(1988) Limited                                  Ontario
    Manhattan Equipment Supply Company Limited                       Ontario
  Scott's Hospitality Limited                                        England

[GREYHOUND LINES,INC.]
  Atlantic Greyhound Lines of Virginia, Inc.                         Virginia
  Gateway Ticketing Systems, Inc.                                    Pennsylvania
  Greyhound de Mexico, S.A. de C.V.                                  Mexico
  LSX Delivery, L.L.C.                                               Delaware
  Transportation Realty Income Partners L.P.                         Delaware
  Union bus Station of Oklahoma City, Oklahoma                       Oklahoma
  Wilmington Union Bus Station Corporation                           North Carolina
  GLI Holding Company                                                Delaware
    Carolina Coach Company                                           Virginia
     Wilmington Union Bus Station Corporation                        North Carolina
    Seashore Transportation Company                                  North Carolina
    GLI Corporate Risk Solutions, Inc.                               Delaware
    Greyhound Shore Services, L.L.C.                                 Delaware
    Greyhound Transit Ltd.                                           Cayman Islands
    On Time Delivery Service, Inc.                                   Minnesota
    RCL Liquidation, L.L.C.                                          Delaware
    Texas, New Mexico & Oklahoma Coaches, Inc.                       Texas
     T.N.M. & O Tours, Inc.                                          Texas
    Valley Garage Company                                            Texas
    Valley Transit Co., Inc.                                         Texas
    Vermont Transit Co., Inc.                                        Vermont
  Sistema Internacional de Transporte de Autobuses, Inc.             Delaware
    American Bus Sales Associates, Inc.                              New Mexico
    Americanos U.S.A., L.L.C.                                        Delaware
    Autobuses Americanos, S.A. de C.V. Autobuses Amigos, L.L.C.      Delaware
    Autobuses Amigos, S.A. de C.V. Autobuses Crucero, S.A.
     de C.V. Crucero U.S.A., L.L.C.                                  Delaware
    Giros Americanos, Inc.                                           Delaware
    Gonzalez, Inc. d/b/a Golden State Transportation
    Omnibus Americanos, S.A. de C.V.                                 California

[AMERICAN MEDICAL RESPONSE, INC.]
  Hank's Acquisition Corp.                                           Alabama
    Fountain Ambulance Service, Inc.                                 Alabama
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
    MedLife Emergency Medical Service, Inc.                          Alabama
  American Medical Response Northwest, Inc.                          Oregon
  American Medical Response West                                     California
    Metropolitan Ambulance Service                                   California
  American Medical Response of Inland Empire                         California
   Desert Valley Medical Transport, Inc.                             California
  Springs Ambulance Service, Inc.                                    California
  American Medical Response of Colorado, Inc.                        Delaware
    International Life Support, Inc.                                 Hawaii
  Medevac MidAmerica, Inc.                                           Missouri
  Medevac Medical Response, Inc. (aka Goldcross)                     Missouri
  American Medical Response of Oklahoma, Inc.                        Delaware
  American Medical Response of Texas, Inc.                           Delaware
  Kutz Ambulance Service, Inc.                                       Wisconsin
  American Medical Response Holdings, Inc.                           Delaware
  American Medical Response Management, Inc.                         Delaware
    Regional Emergency Services, LP                                  Florida
     A1 Leasing, Inc.                                                Florida
     Rescue Care, Inc.                                               Florida
  Florida Emergency Partners, Inc.                                   Texas
  Mobile Medic Ambulance Service, Inc.                               Delaware
  Metro Ambulance Service, Inc.                                      Delaware
  Metro Ambulance Service (Rural), Inc.                              Delaware
  Medic One Ambulance Services, Inc.                                 Delaware
  American Medical Response of South Carolina, Inc.                  Delaware
  American Medical Response of North Carolina, Inc.                  Delaware
  American Medical Response of Georgia, Inc.                         Delaware
    Troup County Emergency Medical Services, Inc.                    Georgia
  Randle Eastern Ambulance Service, Inc.                             Florida
  Medi-Car Systems, Inc.                                             Florida
    Medi-Car Ambulance Service, Inc.                                 Florida
  American Medical Response of Tennessee, Inc.                       Delaware
  Physicians & Surgeons Ambulance Service, Inc.                      Ohio
  American Medical Response of Illinois, Inc.                        Delaware
  Midwest Ambulance Management Company                               Delaware
  Paramed, Inc.                                                      Michigan
    Mercy Ambulance of Evansville, Inc.                              Indiana
    Tidewater Ambulance Service, Inc.                                Virginia
  American Medical Response of Connecticut, Incorporated             Connecticut
  American Medical Response of Massachusetts, Inc.                   Massachusetts
    AMR Brockton, L.L.C.                                             Delaware
  American Medical Response Mid-Atlantic, Inc.                       Pennsylvania
    American Medical Response Delaware Valley, L.L.C.                Delaware
  Ambulance Acquisition, Inc.                                        Delaware
  Metro Ambulance Services, Inc.                                     Georgia
  Broward Ambulance, Inc.                                            Delaware
  Atlantic Ambulance Services Acquisition, Inc.                      Delaware
  Atlantic/Key West Ambulance, Inc.                                  Delaware
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
  Atlantic/Palm Beach Ambulance, Inc.                                Delaware
  Seminole County Ambulance,Inc.                                     Delaware
  Life Fleet Southeast, Inc.                                         Florida
  American Medical Pathways, Inc.                                    Delaware
   ProvidaCare, L.L.C.                                               Texas
  Adam Transportation Service, Inc.                                  New York
  Associated Ambulance Service, Inc.                                 New York
  Park Ambulance Service Inc.                                        New York
  Five Counties Ambulance Service, Inc.                              New York
  Sunrise Handicap Transport Corp.                                   New York
  STAT Healthcare, Inc.                                              Delaware
  Laidlaw Medical Transportation, Inc.                               Delaware
    Mercy, Inc.                                                      Nevada
     American Investment Enterprises, Inc.                           Nevada
    LifeCare Ambulance Service, Inc.                                 Illinois
    TEK, Inc.                                                        Illinois
    Mercy Life Care                                                  California
    Hemet Valley Ambulance Service, Inc.                             California
    American Medical Response of Southern California                 California
    Medic One of Cobb, Inc.                                          Georgia
    Puckett Ambulance Services, Inc.                                 Georgia
  Regional Emergency Services LP
    A1 Leasing, Inc.                                                 Florida
    Rescue Care, Inc.                                                Florida
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